Exhibit 10.41

Business License of Incorporation
(Duplicate)
Register No.: 350582100117205 (changed)
Enterprise name	Jinjiang Guanke Electron Co., Ltd.
Business Address	Houlin Guanke Technology Park Luoshan Subdistrict, Jinjiang County
Legal representative	Ke Wenpu
Registered capital	Seventeen Million Yuan
Paid-in capital	Seventeen Million Yuan
Enterprise type	Limited liability (sole investment by legal representative)
Business scope
R & D and sales of computer software and hardware; wholesale and retail of electronic products, computers, digital products, electromechanical products, communication equipment, web products, computer accessories, plastic products, textiles, mineral products (except state-controlled products), metal materials and auto parts; acquisition of agricultural by-products (excluding foodstuffs and seeds) and electronic technology services; import & export business of goods and technology (excluding state-prohibited goods and technology for import & export). (When the above business scope involves in licensed items, the business shall be approved by relevant authorities)

Established date	May 12, 2010
Business period	From May 12, 2010 to May 11, 2020

Duplicate No.: 1-1
Explanation

1.	“Business License of Incorporation” is a certificate for the enterprise’s corporate qualification and legal business operation.
2.	“Business license of Incorporation” consists of an original and a duplicate that are of the same legal authentification.
3.	The original shall be put in a conspicuous place of its business location.
4.	Business License must not be forged, altered, rented, lent or transferred.
5.	When changes of register items take place, incorporation shall apply to the register organ for register of modification and change a new license.
6.	During Mar. 1 to Jul. 30 every year, incorporation shall accept the annul examination.
7.	After the Business License of Incorporation is revoked, business irrelevant to settlement is prohibited.
8.	When incorporation cancels registration, he shall return back original and duplicate copies of business license.
9.	If the Business License of Incorporation is lost or damaged, incorporation shall make a declaration for cancelation on newspaper specified by the register organ and apply for a new license.

Situations of annual examination

Register organ	Jinjiang Municipal Bureau of Industrial and Commercial Administration <Seal>
Aug. 31, 2010